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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)    May 30, 2000
                                                        -------------------

                                  ROWECOM INC.
                              ---------------------
             (Exact Name of Registrant as Specified in its Charter)


  DELAWARE                         0-21379                   04-3370008
 -------------------------------------------------------------------------------
(State or Other Jurisdiction     (Commission               (IRS Employer
 of Incorporation)                File Number)              Identification No.)



                      15 Southwest Park, Westwood, MA 02138
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

   Registrant's telephone number, including area code            (617) 497-5800
                                                                 ---------------


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Item 5.    Other Items
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On May 30, 2000, RoweCom Inc. announced that it has negotiated an agreement with the two holders of the company's convertible notes to redeem their outstanding balances.

Under the agreement RoweCom will complete a series of cash payments by June 9, 2000 to redeem the $16.1 million outstanding balance of the notes including conversion premium and accrued interest. The note holders, represented by Promethean Asset Management, LLC, and Angelo Gordon & Co., LP, have agreed not to convert any more of their notes. Over the past four trading days they had converted approximately $5.7 million of principal and interest into an aggregate of approximately 1.5 million shares. RoweCom's press release announcing the agreement of this transaction is filed as
Exhibit 99.1 hereto.

Item 7.    Financial Statements and Exhibits
           ---------------------------------

(c)  Exhibits.

Exhibit No.          Description
-----------          -----------

   99.1 Press release, dated May 30, 2000, announcing the agreement with holders of convertible notes.
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                                   SIGNATURES
                               ------------------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: June 2, 2000                         ROWECOM INC.



                                            By:  /s/ Paul Burmeister
                                                 -------------------------------
                                                Paul Burmeister
                                                Senior Vice President and Chief
                                                Financial Officer
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Exhibit Index
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Exhibit No.          Description
-----------          -----------

   99.1 Press release, dated May 30, 2000, announcing the agreement with holders of convertible notes.